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                                                                  EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 to register 346,772 shares of Common Stock relating to the 1997 Stock Incentive Plan of our reports dated February 14, 1997 included in NeoTherapeutics, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                                /s/ ARTHUR ANDERSEN LLP
                                                ---------------------------
                                                    Arthur Andersen LLP

Orange County, California
June 27, 1997